UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported): June 6, 2005

TAUBMAN CENTERS, INC.

(Exact name of registrant as specified in its charter)

Michigan (State of other jurisdiction of incorporation)	1-11530 (Commission File Number)	38-2033632 (I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan (Address of principal executive office)		48303-0200 (Zip Code)

Registrant’s telephone number, including area code: (248) 258-6800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On June 6, 2005, Taubman Centers, Inc. (the “Company”) announced that Lisa A. Payne has been appointed Vice Chairman and Chief Financial Officer and William S. Taubman has been appointed Chief Operating Officer. Ms. Payne and Mr. Taubman also continue to serve on the Company’s board of directors.

     Ms. Payne, who is 46, has been Executive Vice President and Chief Financial and Administrative Officer and a director of the Company since 1997. Mr. Taubman, who is 46, has been Executive Vice President of the Company since 1994 and a director of the Company since 2000. Mr. Taubman is the brother of Robert S. Taubman, the Company’s Chairman of the Board, President and Chief Executive Officer.

      Ms. Payne has an existing employment agreement with the Company, entered into in January 1997, and an existing change in control agreement with the Company, entered into in May 2003, which remain in place. A description of such agreements is contained in the Company’s proxy statement for its 2005 annual meeting of shareholders, a copy of which was filed with the Securities and Exchange Commission on April 5, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2005	TAUBMAN CENTERS, INC.

/s/ Lisa A. Payne

Lisa A. Payne Vice Chairman and Chief Financial Officer